UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686 Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Mikohn Gaming Corporation, d/b/a Progressive Gaming International (the “Company”), has approved an amendment to the Company’s Employee Stock Incentive Plan, dated February 25, 2003 (the “Restricted Stock Plan”), to permit the Company to satisfy any federal, state or local tax withholding obligation related to grants made under the Restricted Stock Plan by withholding shares of Company Common Stock from vested shares issuable to participants under the Restricted Stock Plan.

The Board of Directors also approved the withholding of a portion of vested shares issuable to three executive officers under the Restricted Stock Plan, to satisfy the tax withholding obligations related to the vesting of those shares. The three executive officers filed Form 4’s on January 28, 2005 for the sole purpose of disclosing the withholding of these shares. Each executive retained the remainder of the vested shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: January 31, 2005	/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary